UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

MINDSPEED TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 579-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2010, the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) elected Robert J. Conrad to the Board of Directors as a Class I Director and as a member of the Compensation and Management Development and Governance and Board Composition Committees. A copy of the press release announcing Mr. Conrad’s election is filed as Exhibit 99.1 hereto.

In connection with being elected as a member of the Company’s Board of Directors, it is anticipated that the Company will enter into an agreement with Mr. Conrad, which is substantially identical to the Form of Indemnification Agreement filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

The Indemnification Agreement will provide that the Company will indemnify Mr. Conrad from and against any expenses incurred by Mr. Conrad as provided in Article III, Section 14 of the Company’s bylaws (subject to the procedural provisions specified in the Company’s bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release of the Company dated August 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: August 19, 2010	By: /s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of the Company dated August 19, 2010.